Exhibit 99.1

For Media Inquiries:	For Investor Inquiries:
Tina Miller Director – External Communications Universal Technical Institute, Inc. tmiller@uti.edu	John Jenson Vice President — Corporate Controller Universal Technical Institute, Inc. jjenson@uti.edu

623-445-0943	623-445-0821

Universal Technical Institute Announces Reduction in Workforce

SCOTTSDALE, ARIZ. – October 1, 2012 — Universal Technical Institute, Inc. (NYSE: UTI), a provider of technical education training, today announced it has completed a reduction in its workforce of approximately 50 employees nationwide. The headcount of UTI following these reductions is approximately 2,200 employees.

“We made this difficult but necessary decision to better align our cost structure with our lower average student population,” said Kim McWaters, chief executive officer of UTI. “This action will help UTI operate more cost effectively as we continue to optimize our operational effectiveness, without compromising the quality of our training and student service levels.”

Lower student populations have contributed to the need for this action. Student starts for the three months ending September 30, 2012 are expected to be slightly lower than in the same period last year. UTI will report fourth quarter and full year results on November 27, 2012.

Severance and outplacement charges relating to the reduction in workforce will total approximately $1.9 million. The reduction in the workforce is expected to provide an expense savings in compensation and related benefits in fiscal 2013 of approximately $5.0 million.

About Universal Technical Institute, Inc.:
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 150,000 graduates in its 46-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). To learn more about UTI and its training services, log on to www.uti.edu.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

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